UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2010
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On July 30, 2010, Western Gas Partners, LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Western Gas Resources, Inc. (“WGR”), WGR Holdings, LLC (“WGR Holdings”), WGR Asset Holding Company LLC (“WGRAH”), Western Gas Holdings, LLC (the “General Partner”), WES GP, Inc. (“WES GP” and together with MGR, WGR, WGR Holdings, WGRAH and the General Partner, the “Contributing Parties”), Western Gas Operating, LLC (“Western Gas Operating”) and WGR Operating, LP (the “Operating Partnership” and together with Western Gas Operating, the General Partner and the Partnership, the “Recipient Parties”). All of the parties are subsidiaries or affiliates of Anadarko Petroleum Corporation (“Anadarko”). Pursuant to the terms of the Contribution Agreement, the Partnership agreed to acquire a 100% interest in Kerr-McGee Gathering LLC, which owns the Wattenberg gathering system with related compression and other facilities, including the Fort Lupton processing plant, located in the Denver-Julesburg Basin, north and east of Denver, Colorado (the “Acquisition”). To mitigate commodity price exposure associated with certain processing arrangements acquired in the Acquisition, the Partnership and Anadarko have entered into five year, fixed-price commodity swap agreements through the end of June 2015.
     Below is a summary of the fixed prices on the Partnership’s commodity price swap agreements put in place upon the consummation of the Acquisition.

	Year Ended December 31,
	2010	2011	2012	2013	2014	2015
	(per barrel)
Ethane	$17.33	$17.95	$18.21	$18.32	$18.36	$18.41
Propane	$42.56	$44.25	$45.23	$45.90	$46.47	$47.08
Iso butane	$55.95	$58.18	$59.51	$60.44	$61.24	$62.09
Normal butane	$49.28	$51.25	$52.40	$53.20	$53.89	$54.62
Natural gasoline	$65.57	$68.19	$69.77	$70.89	$71.85	$72.88
Condensate	$68.18	$70.97	$72.73	$74.04	$75.22	$76.47

	(per MMBtu)
Natural gas	$4.18	$4.89	$5.21	$5.37	$5.57	$5.96
     The Acquisition was approved on July 29, 2010 and closed on August 2, 2010 with an effective date of July 1, 2010. Terms of the transaction were approved by the Board of Directors of the Partnership’s general partner and by the Board’s special committee, which is comprised entirely of independent directors. The consideration paid by the Partnership for the Acquisition consisted of $473.1 million in cash, 1,048,196 common units of the Partnership (the “Common Units”) and 21,392 general partner units of the Partnership (the “General Partner Units”) issued to the General Partner. The Partnership funded the cash consideration through (i) a $250 million term loan discussed in more detail below, (ii) $200 million in borrowings under its revolving credit facility and (iii) $23.1 million of cash on hand.
     Pursuant to the Contribution Agreement, Anadarko has agreed to indemnify the Recipient Parties and their respective affiliates (other than any of the Anadarko Entities, as such term is defined in the Contribution Agreement), shareholders, unitholders, members, directors, officers, employees, agents and representatives against certain losses resulting from any breach of Anadarko’s and the Contributing Parties’ representations, warranties, covenants or agreements, and for certain other matters. The Partnership has agreed to indemnify Anadarko and the Contributing Parties, their respective affiliates (other than the Partnership Entities, as such term is defined in the Contribution Agreement) shareholders, unitholders, members, officers, directors, employees, agents and representatives against certain losses resulting from any breach of the Recipient Parties’ representations, warranties, covenants or agreements.
     The above summary is qualified in its entirety by reference to the Contribution Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Omnibus Agreement Amendment
     On August 2, 2010, in connection with the consummation of the transactions contemplated by the Contribution Agreement, the Partnership entered into an amendment (the “Omnibus Agreement Amendment”) to the Omnibus Agreement dated May 14, 2008 among the Partnership, the General Partner, and Anadarko, as amended from time to time. The Omnibus Agreement Amendment increases the limit on the amount of general and administrative expenses required to be reimbursed by the General Partner, the

Partnership and certain of the Partnership’s subsidiaries to Anadarko from $8.3 million to $9.0 million for the year ending December 31, 2010. This increase is attributable to the increase in services to be provided by Anadarko to the Partnership as a result of the Partnership’s acquisition of assets pursuant to the Contribution Agreement.
     The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 and Item 2.01 hereof by reference.
Term Loan
     In connection with the Acquisition, on August 2, 2010 the Partnership borrowed $250.0 million under a three-year term loan with a group of banks (the “Term Loan”). The Term Loan bears interest at LIBOR plus a margin ranging from 2.50% to 3.50% depending on the Partnership’s consolidated leverage ratio. The Term Loan contains various customary covenants which are substantially similar to those in the Partnership’s revolving credit facility.
     The foregoing description of the Term Loan is qualified in its entirety by reference to the full text of the Term Loan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated into this Item 1.01 and Item 2.03 hereof by reference.
Credit Facility Accordion Exercise
     Also in connection with the Acquisition, the Partnership exercised the accordion feature of its revolving credit facility, expanding the borrowing capacity of the revolving credit facility from $350.0 million to $450.0 million. As discussed above, on August 2, 2010, the Partnership borrowed $200.0 million under the revolving credit facility to partially fund the cash consideration for the Acquisition, bringing the borrowings outstanding under the revolving credit facility to $310.0 million, with $140.0 million of borrowing capacity remaining available after the Acquisition.
Relationships
     The terms of the Acquisition and related agreements were approved by the Board of Directors of the Partnership’s General Partner and by the Board’s special committee. The special committee, a committee comprised of the independent members of the General Partner’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Acquisition. In approving the Acquisition, the special committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the Partnership.
     After giving effect to the issuance of securities to Anadarko in connection with the Acquisition, Anadarko indirectly owns 1,411,394 general partner units, representing a 2.0% general partner interest in the Partnership, and 10,302,631 common units and 26,536,306 subordinated units, together representing an aggregate 52.2% limited partner interest in the Partnership, based on the number of limited partner units outstanding as of August 2, 2010. The General Partner also owns all of the incentive distribution rights in the Partnership, which entitle the holder to specified increasing percentages of cash distributions as the Partnership’s per-unit cash distributions increase.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     The information set forth under Item 1.01 above with respect to the Acquisition is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.
     The information set forth under Item 1.01 above with respect to the $250 Term Loan and $200 million of cash consideration borrowed under the Partnership’s revolving credit facility is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
     As part of the consideration for the Acquisition described in Item 1.01, the Partnership issued 1,048,196 common units on August 2, 2010 to WGR Holdings and 21,392 general partner units to the General Partner. The Common Units and the General

Partner Units were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 2, 2010 and in connection with the consummation of the transactions contemplated by the Contribution Agreement, the Partnership entered into Amendment No. 5 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”). The Amendment permits the Partnership to make a special one-time cash distribution to WGR Holdings (without a corresponding distribution to the General Partner or the limited partners of the Partnership) in an amount equal to the cash consideration.
     The foregoing description is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     The Partnership will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.
     (b) Pro Forma Financial Information.
     The Partnership will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.
     (d) Exhibits

2.1#
Contribution Agreement, dated as of July 30, 2010, by and among Western Gas Resources, Inc., WGR Asset Holding Company LLC, WGR Holdings, LLC, Western Gas Holdings, LLC, WES GP, Inc., Western Gas Partners, LP, Western Gas Operating, LLC and WGR Operating, LP.

3.1	Amendment No. 5 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated August 2, 2010.
10.1	Amendment No. 5 to Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, and Anadarko Petroleum Corporation, dated as of August 2, 2010.
10.2
Term Loan Agreement dated August 2, 2010, by and among the Partnership, as borrower, Wells Fargo Bank, National Association, as administrative agent, DnB NOR Bank ASA, as syndication agent, and the lenders party thereto.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC,
its general partner

Dated: August 5, 2010	By:	/s/ Amanda M. McMillian

Amanda M. McMillian
Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
2.1#
Contribution Agreement, dated as of July 30, 2010, by and among Western Gas Resources, Inc., WGR Asset Holding Company LLC, WGR Holdings, LLC, Western Gas Holdings, LLC, WES GP, Inc., Western Gas Partners, LP, Western Gas Operating, LLC and WGR Operating, LP.

3.1	Amendment No. 5 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated August 2, 2010.
10.1	Amendment No. 5 to Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, and Anadarko Petroleum Corporation, dated as of August 2, 2010.
10.2
Term Loan Agreement dated August 2, 2010, by and among the Partnership, as borrower, Wells Fargo Bank, National Association, as administrative agent, DnB NOR Bank ASA, as syndication agent, and the lenders party thereto.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.